Alston&Bird llp
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Charlotte, NC 28280-4000

704-444-1000
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www.alston.com

August 4, 2008

AVX Corporation
801 17th Avenue South
Myrtle Beach, South Carolina 29577

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to AVX Corporation, a Delaware corporation (the “Company”), in connection with the filing of the above-referenced Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”), 2,268,718 shares (the “1995 Plan Shares”) of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), which may be issued by the Company upon the exercise of currently outstanding awards pursuant to the AVX Corporation 1995 Stock Option Plan as amended through October 24, 2000 (the “1995 Plan”) and 43,334 shares (the “Directors’ Plan Shares”) of the Company’s Common Stock, which may be issued by the Company upon the exercise of currently outstanding awards pursuant to the AVX Corporation Non-Employee Directors’ Stock Option Plan as amended through February 3, 2003 (the “Directors’ Plan”). We are furnishing this opinion letter pursuant to Item 8 of Form S-8 and Item 601(b)(5) of the Commission’s Regulation S-K.

We have examined the Restated Certificate of Incorporation of the Company, the Amended and Restated Bylaws of the Company, records of proceedings of the Board of Directors, or committees thereof, and the stockholders of the Company deemed by us to be relevant to this opinion letter, the 1995 Plan, the Directors’ Plan, the Registration Statement and other documents and agreements we deemed necessary for purposes of expressing the opinion set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.  In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Our opinion set forth below is limited to the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution, and we do not express any opinion herein concerning any other laws.

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated.

Based upon the foregoing, it is our opinion that the 1995 Plan Shares to be issued under the 1995 Plan when issued by the Company in accordance with the terms of the 1995 Plan, and the Directors’ Plan Shares to be issued under the Directors’ Plan when issued by the Company in accordance with the terms of the Directors’ Plan, will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

ALSTON & BIRD LLP

By:    /s/ Gary C. Ivey
   Gary C. Ivey, Partner